KIRKLAND’S REPORTS FOURTH QUARTER AND FISCAL 2019 RESULTS

Fourth Quarter

•	Net sales decreased 3.1% to $209.4 million

•	Comparable sales decreased 2.7%; e-commerce revenues rose 37.9%

•	Loss per diluted share of $0.35; adjusted income per diluted share of $0.59
Fiscal 2019

•	Loss per diluted share of $3.79; adjusted loss per diluted share of $1.57

•	Cash and cash equivalents of $30.1 million and no debt at year end

NASHVILLE, Tenn. (March 13, 2020) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 52-week periods ended February 1, 2020.
Net sales for the 13 weeks ended February 1, 2020 decreased 3.1% to $209.4 million compared to $216.1 million for the 13 weeks ended February 2, 2019. Kirkland’s did not open or close any stores during the period, ending the year with 432 stores. Comparable store sales, including e-commerce sales, decreased 2.7% compared to a decrease of 3.3% in the prior-year quarter. Negative brick-and-mortar traffic was partially offset by an improvement in average ticket. The 37.9% increase in e-commerce sales was driven by an increase in transactions.
Gross profit declined from 34.4% to 29.8% of net sales for the 13 weeks ended February 1, 2020, primarily driven by a decline in merchandise margin from increased promotional activity. Incremental promotions also led to deleverage through the supply chain from more units needed to achieve sales. Total operating expenses, excluding depreciation and asset impairment charges, increased from 24.7% to 25.9% of net sales for the 13 weeks ended February 1, 2020 due to an increase in severance costs, stock compensation expense and a supplies write-off. Adjusted for certain one-time and non-cash special items, operating expenses, excluding depreciation and asset impairment charges, decreased by $2.2 million, or 30 basis points as a percentage of net sales for the 13 weeks ended February 1, 2020.
Net loss for the 13 weeks ended February 1, 2020 was $4.9 million, or $0.35 per diluted share, compared to net income of $14.2 million, or $0.95 per diluted share, for the 13 weeks ended February 2, 2019. Adjusted for certain one-time and non-cash special items, net income for the 13 weeks ended February 1, 2020 was $0.59 per diluted share.
Net sales for the 52 weeks ended February 1, 2020 decreased 6.7% to $603.9 million compared to $647.1 million for the 52 weeks ended February 2, 2019. Comparable store sales, including e-commerce sales, decreased 7.1% compared to a decrease of 1.3% in the prior-year period. Kirkland’s opened five stores and closed one during the 52-week period ended February 1, 2020. Negative brick-and-mortar traffic was the primary driver of the decline. The 25.3% increase in e-commerce sales was driven by a gain in transactions partially offset by a drop in average ticket.
Gross profit declined from 31.4% to 27.4% of net sales for the 52 weeks ended February 1, 2020, primarily driven by a decrease in merchandise margin due to increased promotional activity, supply chain cost pressures and the deleverage of store occupancy costs. Total operating expenses, excluding depreciation and asset impairment charges, increased from 29.5% to 31.9% of net sales for the 52 weeks ended February 1, 2020, due to the deleverage of store payroll expenses, incremental advertising costs, corporate severance and stock compensation expense. Adjusted for certain one-time and non-cash special items, operating expenses, excluding depreciation and asset impairment charges, remained relatively flat year-over-year and increased by 210 basis points as a percentage of net sales for the 52 weeks ended February 1, 2020.
Net loss for the 52 weeks ended February 1, 2020 was $53.3 million, or $3.79 per diluted share, compared to net income of $3.8 million, or $0.24 per diluted share, for the 52 weeks ended February 2, 2019. Adjusted losses for the 52 weeks ended February 1, 2020 was $22.0 million, or $1.57 per diluted share.

Strategic Priorities and Financial Goals
“We accomplished a great deal in 2019 to evolve our merchandise assortment and improve the omni-channel experience,” said Woody Woodward, Chief Executive Officer. “We’re encouraged that some of the hard work began to take hold in the fourth quarter, with strong e-commerce growth and better revenues in segments of the assortment including furniture and tabletop.
“Fourth quarter results also reflect additional steps to right size our infrastructure with the planned closure of 28 underperforming stores in the first quarter and approximately $14 million in additional expense reductions as we transition to 2020. We believe there are more opportunities to streamline our supply chain, and we’ll continue to optimize our store base and related expenses.”
“As we begin 2020, we’re focused on realizing our vision to deliver an expanded assortment that can furnish a home of any size on a budget,” continued Mr. Woodward. “The growth of pure-play e-commerce operators and the impact on the brick-and-mortar segment has created a void that we believe can be exploited to leverage Kirkland’s unique design capabilities and value heritage.”
Kirkland’s key strategic initiatives include:

•	Accelerating product development to reinforce quality and relevancy and build on the tabletop, bedding and select furniture assortments we added in 2019;

•	Improving omni-channel via website enhancements, incremental digital spend and an expanded online assortment;

•	Increasing direct sourcing with a goal for double-digit penetration in 2020; and

•	Investing in marketing spend to drive customer acquisition and brand awareness.

Kirkland’s financial goals include:

•	Improving comparable store sales performance, driven by merchandising, closure of underperforming stores, brick-and-mortar store productivity and e-commerce growth;

•	Stabilizing gross margin via improvements in direct sourcing, supply chain and occupancy costs; and

•	Maintaining a conservative capital structure with a goal to generate cash in 2020 and invest in key strategic initiatives of the business.
“We have a strong balance sheet to support our objectives and remain optimistic that our plan can return Kirkland’s to earnings growth over time. We look forward to providing updates on our progress in future quarters,” concluded Mr. Woodward.
The key strategic initiatives and financial goals are based on current information as of March 13, 2020. The information on which these initiatives and financial goals is based is subject to change, and investors are cautioned that the Company may update the initiatives and goals, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast
Kirkland’s will hold its earnings call for the fourth quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, Chief Executive Officer, and Nicole Strain, Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Friday, March 20, 2020, by dialing (412) 317-0088 and entering the confirmation number, 10139676.
A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on March 13, 2020, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.
About Kirkland’s, Inc.
Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 425 stores in 36 states as well as an e-commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including holiday décor, framed art, furniture, ornamental wall décor, fragrance and accessories, mirrors, lamps, decorative accessories, textiles, housewares, gifts, artificial floral products, frames, clocks and outdoor living items.  The Company’s stores also offer an extensive assortment of holiday merchandise during seasonal periods as well as items carried throughout the year suitable for gift-giving.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the impact of store closures in 2020, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, risks associated with the spread of COVID-19 and its possible impact on the Company’s revenues and supply chain, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 29, 2019 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13-Week Period Ended	13-Week Period Ended
	February 1, 2020	February 2, 2019
Net sales	$209,411	$216,147
Cost of sales	146,905	141,841
Gross profit	62,506	74,306
Operating expenses:
Compensation and benefits	33,562	32,782
Other operating expenses	20,649	20,615
Depreciation (exclusive of depreciation included in cost of sales)	1,527	1,829
Asset impairment	11,978	—
Total operating expenses	67,716	55,226
Operating (loss) income	(5,210)	19,080
Other income, net	(49)	(305)
(Loss) income before income taxes	(5,161)	19,385
Income tax (benefit) expense	(243)	5,228
Net (loss) income	$(4,918)	$14,157
(Loss) earnings per share:
Basic	$(0.35)	$0.96
Diluted	$(0.35)	$0.95
Shares used to calculate (loss) earnings per share:
Basic	13,929	14,760
Diluted	13,929	14,850

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52-Week Period Ended	52-Week Period Ended
	February 1, 2020	February 2, 2019
Net sales	$603,880	$647,071
Cost of sales	438,446	444,002
Gross profit	165,434	203,069
Operating expenses:
Compensation and benefits	116,895	116,272
Other operating expenses	75,647	74,682
Depreciation (exclusive of depreciation included in cost of sales)	6,704	7,234
Asset impairment	19,229	—
Total operating expenses	218,475	198,188
Operating (loss) income	(53,041)	4,881
Other income, net	(454)	(930)
(Loss) income before income taxes	(52,587)	5,811
Income tax expense	678	2,031
Net (loss) income	$(53,265)	$3,780
(Loss) earnings per share:
Basic	$(3.79)	$0.24
Diluted	$(3.79)	$0.24
Shares used to calculate (loss) earnings per share:
Basic	14,070	15,445
Diluted	14,070	15,566

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	February 1, 2020	February 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$30,132	$57,946
Inventories, net	94,674	84,434
Prepaid expenses and other current assets	6,705	15,561
Total current assets	131,511	157,941
Property and equipment, net	82,863	110,823
Operating lease right-of-use assets	200,067	—
Deferred income taxes	1,525	1,703
Other assets	6,476	6,681
Total assets	$422,442	$277,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,513	$48,170
Accrued expenses	28,773	38,366
Operating lease liabilities	53,154	—
Total current liabilities	141,440	86,536
Deferred rent	—	51,871
Operating lease liabilities	195,736	—
Other liabilities	8,311	7,941
Total liabilities	345,487	146,348
Net shareholders' equity	76,955	130,800
Total liabilities and shareholders’ equity	$422,442	$277,148

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	52-Week Period Ended	52-Week Period Ended
	February 1, 2020	February 2, 2019
Net cash (used in) provided by:
Operating activities	$(8,269)	$22,321
Investing activities	(15,680)	(28,775)
Financing activities	(3,865)	(15,756)
Cash and cash equivalents:
Net decrease	(27,814)	(22,210)
Beginning of the period	57,946	80,156
End of the period	$30,132	$57,946

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted loss and adjusted diluted loss per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization and adjusted EBITDA as EBITDA excluding the impact of special items. The Company defines adjusted net loss and adjusted diluted loss per share by adjusting the applicable GAAP measure to remove the impact of certain one-time and non-cash special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating (loss) income to EBITDA and adjusted EBITDA for the 13 weeks and 52 weeks ended February 1, 2020 and February 2, 2019 and a reconciliation of net (loss) income and diluted (loss) earnings per share to adjusted net income (loss) and adjusted diluted earnings (loss) per share for the 13 weeks and 52 weeks ended February 1, 2020 and February 2, 2019.

KIRKLAND’S, INC.
UNAUDITED NON-GAAP MEASURE RECONCILIATION
(In thousands, except per share data)

	13-Week Period Ended		52-Week Period Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Operating (loss) income	$(5,210)	$19,080	$(53,041)	$4,881
Depreciation and amortization	6,564	7,461	27,720	29,453
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)	$1,354	$26,541	$(25,321)	$34,334
One-time and non-cash special items:
Lease negotiation and termination costs(1)	1,093	—	1,093	—
Gain on lease termination(2)	(1,372)	—	(1,372)	—
Total special items in cost of sales	(279)	—	(279)	—
CEO transition costs(3)	—	307	—	2,402
Severance charges(4)	1,540	—	2,303	100
Supplies write-off(5)	916	—	1,035	—
Stock option cancellations(6)	861	—	861	—
Total special items in operating expenses excluding depreciation and asset impairment	3,317	307	4,199	2,502
Asset impairment(7)	11,978	—	19,229	—
Total special items, pre-tax	15,016	307	23,149	2,502
Adjusted EBITDA	$16,370	$26,848	$(2,172)	$36,836

Net (loss) income	$(4,918)	$14,157	$(53,265)	$3,780
One-time and non-cash special items:
Lease negotiation and termination, net of tax(1)	860	—	860	—
Gain on lease termination, net of tax(2)	(1,079)	—	(1,079)	—
Total special items in cost of sales	(219)	—	(219)	—
CEO transition costs, net of tax(3)	—	180	—	2,089
Severance charges, net of tax(4)	1,291	—	2,433	72
Supplies write-off, net of tax(5)	723	—	814	—
Stock option cancellations, including tax (6)	1,047	—	1,047	—
Total special items in operating expenses excluding depreciation and asset impairment	3,061	180	4,294	2,161
Asset impairment, net of tax(7)	9,607	—	15,133	—
Tax valuation allowance (8)	699	—	12,035	—
Total special items, net of tax	13,148	180	31,243	2,161
Adjusted net income (loss)	$8,230	$14,337	$(22,022)	$5,941

Diluted (loss) earnings per share	$(0.35)	$0.95	$(3.79)	$0.24
Adjusted diluted earnings (loss) per share	$0.59	$0.97	$(1.57)	$0.38

Diluted weighted average shares outstanding	13,929	14,850	14,070	15,566

(1)	Costs associated with third-party negotiated rent reductions and lease termination fees paid to landlords for planned store closings.

(2)	The gain on lease termination relates to eight closing stores where the tenant allowance which was being amortized over the term of the lease was not required to be paid back.

(3)
CEO transition costs include severance charges related to the departure of the former CEO, cash bonus and restricted stock unit grants to the new CEO, legal fees, search fees and other costs associated with the transition.

(4)
Severance charges include expenses related to all severance agreements, excluding the CEO departure in fiscal 2018, including departure of the COO in the fourth quarter of fiscal 2019, offset by any related pickup from stock compensation forfeitures. This also includes store closure compensation costs.

(5)	The Company transitioned managing store supplies in-house to a third-party. As part of this transition, excess or obsolete supplies on hand were written off.

(6)
During the 13-week and 52-week periods ended February 1, 2020, the Company entered into stock option cancellation agreements with certain members of its management team. The cancellations were accounted for as a settlement for no consideration, and the Company recorded the previously unrecognized compensation costs related to the canceled stock options of $861,000, or $1,047,000 including the tax impact.

(7)
During the 13-week period ended February 1, 2020, the Company recorded an impairment charge of approximately $2.4 million for right-of-use asset impairment at seven stores, $3.2 million for property and equipment impairment charges at 13 stores, $0.9 million in excess fixture impairment, $4.7 million in impaired software projects and $0.8 million related to e-commerce distribution center impairment. During the 52-week period ended February 1, 2020, the Company recorded an impairment charge of approximately $2.9 million for right-of-use asset impairment at nine stores, $9.9 million for property and equipment impairment charges at 38 stores, $0.9 million in excess fixture impairment, $4.7 million in impaired software projects and $0.8 million related to e-commerce distribution center impairment. The total impairment charge, net of tax, for the 13-week and 52-week periods ended February 1, 2020 was $9.6 million and $15.1 million, respectively.

(8)
The Company established a valuation allowance against deferred tax assets in the third quarter of fiscal 2019, as the Company is estimated to have a three year cumulative pretax loss. As of February 1, 2020, the Company had a $12.0 million tax valuation allowance.